Exhibit 10(C)

I hereby consent to the use of this opinion as an exhibit to the Registration Statement, and to the reference to my name under the heading “Legal Matters” in the Statement of Additional Information.

Sincerely,

/s/ Jon Feigelson
Jon Feigelson
Senior Managing Director, General Counsel and Head of Corporate Governance